Exhibit 99.1

Alliance One International, Inc. 8001 Aerial Center Parkway Post Office Box 2009 Morrisville, NC 27560-2009 USA	Tel: 919 379 4300 Fax: 919 379 4346 www.aointl.com

NEWS RELEASE	Contact: Joel L. Thomas
(919) 379-4300
April 2, 2015

Alliance One International, Inc. Regains Compliance with NYSE Listing Requirements

MORRISVILLE, N.C. – (April 2, 2015) – Alliance One International, Inc. (NYSE:AOI) today announced that it received notice on April 1, 2015 from the New York Stock Exchange (“NYSE”) that it has regained compliance with the NYSE’s continued listing standards, after the average closing share price of its common stock for the 30 trading days ended March 31, 2015 and the closing price of its common stock on March 31, 2015 exceeded $1.00.

Alliance One will continue to monitor its ongoing compliance with the NYSE’s continued listing standards.

About Alliance One

Alliance One International is a leading global independent leaf merchant. For more information on Alliance One, visit the Company’s website at www.aointl.com.

Safe Harbor Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: Alliance One’s ability to successfully execute its plans to maintain compliance with NYSE’s $1.00 share price listing standard and to continue to satisfy NYSE’s other standards for continued listing; changes in the timing of anticipated shipments; changes in anticipated geographic product sourcing; political instability in sourcing locations; currency and interest rate fluctuations; shifts in the global supply and demand position for tobacco products; and the impact of regulation and litigation on customers. Additional factors that could cause Alliance One’s results to differ materially from those expressed or implied by forward-looking statements can be found in Alliance One’s most recent Annual Report on Form 10-K and the other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).